UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2014

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-9936	EDISON INTERNATIONAL	California	95-4137452
1-2313	SOUTHERN CALIFORNIA EDISON COMPANY	California	95-1240335

2244 Walnut Grove Avenue (P.O. Box 976) Rosemead, California 91770 (Address of principal executive offices)	2244 Walnut Grove Avenue (P.O. Box 800) Rosemead, California 91770 (Address of principal executive offices)
(626) 302-2222 (Registrant's telephone number, including area code)	(626) 302-1212 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report and its exhibits include forward-looking statements. These forward-looking statements are subject to various risks and uncertainties that may be outside the control of Edison International and Southern California Edison Company. Neither Edison International nor Southern California Edison Company has any obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise. This current report should be read with Edison International's and Southern California Edison Company's combined Annual Report on Form 10-K for the year ended December 31, 2013.

Item 7.01	Regulation FD Disclosure
Under rules of the California Public Utilities Commission (“CPUC”), prior to signing any settlement, settling parties must provide notice and convene at least one conference for the purpose of providing all parties with the opportunity to discuss settlements in the proceeding. Pursuant to these rules, on March 20, 2014, Southern California Edison Company ("SCE"), San Diego Gas & Electric Co. (“SDG&E”), The Utility Reform Network, and the CPUC Office of Ratepayer Advocates (“ORA”) (together, the “Parties”) jointly gave seven days advance written notice (the “Notice”) to all parties in the San Onofre OII of a conference to discuss terms to resolve the CPUC’s proceedings regarding the outages and subsequent permanent shutdown of the San Onofre Nuclear Generating Station Units 2 and 3, I. 12-10-013 and related proceedings. At the same time, the Parties sent a letter to the Administrative Law Judges presiding over the OII requesting a stay of proceedings pending the outcome of the settlement conference. Any such settlement conference is confidential and limited to the parties in the proceeding and their representatives.
None of the Parties is required to sign any settlement agreement and may not do so prior to the settlement conference. If a settlement agreement is signed following the conference, then under the CPUC’s rules it will remain subject to CPUC approval and may not be effectuated without such approval. Such approval is subject to the discretion of the CPUC. Under CPUC rules, if a motion for settlement is filed, then the settlement will be subject to a period for comments from other parties to the proceeding. Were material factual issues to be contested, or if the CPUC otherwise chose to do so, there would be an evidentiary hearing on the merits of any settlement proposal prior to a final CPUC decision, and final decisions of the CPUC may be subject to appeal. There is no assurance that a settlement agreement will be signed, or if it is signed that it will be approved by the CPUC. Furthermore, even if a settlement agreement is signed, SCE cannot predict when the CPUC will reach a decision about its approval or disapproval.
The Notice is related to settlement discussions that have been held directly among the Parties. Under the CPUC’s rules, the terms discussed by the Parties are confidential and may not be disclosed outside the negotiations without the consent of all Parties participating in the negotiations. Consequently, except for discussions at the confidential settlement conference, the settlement terms discussed by the Parties will be maintained as confidential unless the Parties mutually agree to publicly release the terms or unless and until a formal settlement agreement has been signed, as to which no assurance can be given.
Subject to further review, if a settlement agreement were reached and signed, then SCE would currently anticipate recording a non-core charge in the first quarter of approximately $155 million pre-tax (approximately $100 million after-tax) by further reducing the regulatory asset represented by San Onofre property, plant and equipment and related tangible operating assets.
The Notice and the letter to the Administrative Law Judges are attached as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
See the Exhibit Index below.

Limitation on Incorporation by Reference
The information furnished in Item 7.01 and the Exhibits attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Registration statements or other documents filed with the U.S. Securities and Exchange Commission shall not incorporate the information in Item 7.01 or the Exhibits by reference, except as otherwise expressly stated in such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Mark C. Clarke
Mark C. Clarke
Vice President and Controller

Date: March 20, 2014

SOUTHERN CALIFORNIA EDISON COMPANY
(Registrant)

/s/ Mark C. Clarke
Mark C. Clarke
Vice President and Controller

Date: March 20, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice pursuant to Rule 12.1(b) of the CPUC Rules of Practice and Procedure dated March 20, 2014

99.2	Letter to Administrative Law Judges requesting stay of proceedings dated March 20, 2014